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                                                                     Exhibit 9.2
                                August 22, 1990

Calamos Asset Management, Inc.
2001 Spring Road, Suite 750
Oak Brook, Illinois 60521

Ladies and Gentlemen:

          Transfer Agency Agreement
          -------------------------

          Pursuant to paragraph 3 of the Transfer Agency Agreement between CFS Investment Trust and Calamos Asset Management, Inc. dated July 5, 1988, we hereby notify you that the board of trustees of CFS Investment Trust has established two additional Sub-Trusts, designated Calamos Strategic Income Fund and Calamos Growth Fund, and has designated you as transfer agent and shareholder servicing agent for those Sub-Trusts upon the terms and conditions set forth in the Transfer Agency Agreement.

                                           Very truly yours,

                                           CFS INVESTMENT TRUST


                                           By  /s/ Joyce A. Cagnina
                                               --------------------
                                               Joyce A. Cagnina
                                               Vice President and Secretary


Appointment as transfer agent for the Sub-Trusts designated Calamos Strategic Income Fund and Calamos Growth Fund accepted this 23rd day of August, 1990.

                                           CALAMOS ASSET MANAGEMENT, INC.


                                           By  /s/ Robert M. Slotky
                                               --------------------
                                               Robert M. Slotky
                                               Senior Vice President